EXHIBIT 10.2

FIFTH AMENDMENT TO REVOLVING LOAN CREDIT AGREEMENT AND CONSENT
This FIFTH AMENDMENT TO REVOLVING LOAN CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of July 3, 2012, by and among VISTEON CORPORATION, a Delaware corporation (“Visteon”), and certain of its domestic subsidiaries signatory hereto, as borrowers (collectively, referred to herein as the “Borrowers” and each, individually, as a “Borrower”); the other Credit Parties signatory hereto; MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (together, with any permitted successor in such capacity, “Agent”); MSSF and Bank of America, N.A., as co-collateral agents for the Lenders (the “Co-Collateral Agents”); and the Lenders and L/C Issuers signatory hereto.
W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the financial institutions party thereto as “Lenders” (the “Lenders”), Agent and the other agents party thereto are parties to that certain Revolving Loan Credit Agreement, dated as of October 1, 2010, as amended by that certain First Amendment to Revolving Loan Credit Agreement, dated as of January 27, 2011, as amended by that certain Second Amendment to Revolving Loan Credit Agreement, dated as of April 6, 2011, as amended by that certain Third Amendment to Revolving Loan Credit Agreement, dated as of June 15, 2011, and as amended by that certain Fourth Amendment to Revolving Loan Credit Agreement, dated as of April 3, 2012 (as may be further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrowers have advised Agent that the Borrowers (or one of their Subsidiaries) intend to purchase an index fund put option (or series of options) related to hedging a transaction permitted under the Credit Agreement which shall require the payment of a premium in an aggregate amount not to exceed $12,000,000 (the “Equity Hedge Transaction”); and
WHEREAS, the Borrowers have requested that (a) Agent and the Requisite Lenders consent to the Equity Hedge Transaction and (b) amend certain terms and conditions of the Credit Agreement, and the Requisite Lenders and Agent have agreed to consent to the Equity Hedge Transaction and to the requested amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:
Section 1.    Amendments to the Credit Agreement.
Section 1.1 of the Credit Agreement, “Definitions”, is hereby amended and modified by deleting subsection (b) of the definition of “Permitted Acquisition” in its entirety and inserting the following in lieu thereof:
“(b)    the board of directors of the Person (or similar governing body if such

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Person is not a corporation) which is the subject of such Acquisition shall not have indicated publically its opposition to such Acquisition and shall not have commenced any action which alleges that any such Acquisition will violate applicable law;”

Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended and modified by deleting subsection (b) of the definition of “Cash Equivalents” in its entirety and inserting the following in lieu thereof:
“(b) Dollar denominated certificates of deposit or time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000 and a long-term unsecured debt rating of at least “A-” or the equivalent thereof from S&P or “A3” or the equivalent thereof from Moody’s, and, with respect to any Foreign Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of another country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent);”
Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended and modified by deleting the following definitions and inserting the following in lieu thereof:
““Bank Products Obligations” means (a) any debts, liabilities and obligations as existing from time to time of any Credit Party arising from or in connection with any Bank Products and, if Agent or any Lender ceases to be Agent or a Lender, as applicable, any debts, liabilities and obligations as existing from time to time of any Credit Party to Agent or such Lender, as applicable, arising from or in connection with any Bank Product Documents entered into at a time when Agent was Agent or such Lender was a Lender, as applicable, and (b) any Secured Interest Rate Obligations.
“Secured Hedge Agreement” means any Swap Contract that, at the time such Swap Contract was entered into, is entered into by and between any Credit Party and any Hedge Bank (other than any Term Loan Credit Agreement Secured Hedge Agreement (as defined in the Existing Credit Agreement) and any Secured Interest Rate Agreements).
“Secured Hedging Obligations” means the obligations of any Credit Party arising under any Secured Hedge Agreement (except for any Secured Interest Rate Obligations).”
Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended and modified

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by inserting the following new definitions in the appropriate alphabetical order:
““Interest Rate Bank” means any Person that, at the time the applicable Swap Contract which provides for an interest rate swap for the purposes of hedging exposure to fluctuations in interest rates was entered into, is a Lender, Agent or an Affiliate of a Lender or Agent, in its capacity as party to a Secured Interest Rate Agreement.
“Replacement Assets” means assets and property (including Capital Expenditures) that will be used in the business of Borrowers and/or their Restricted Subsidiaries or in a business the same, similar or reasonably related thereto or in an unrelated business to the extent that it is not material in size as compared to the business of Borrowers and their Restricted Subsidiaries taken as a whole (including Stock of a Person who becomes a Restricted Subsidiary).
“Secured Interest Rate Agreements” means any Swap Contract which provides for an interest rate swap for the purposes of hedging exposure to fluctuations in interest rates, at the time such Swap Contract was entered into, is entered into by and between any Credit Party and any Interest Rate Bank.
“Secured Interest Rate Obligations” means the obligations of any Credit Party arising under any Secured Interest Rate Agreement.”
Section 5.2(a) of the Credit Agreement, “Collateral Reporting”, is hereby amended and modified by deleting clause (i) in its entirety and inserting the following in lieu thereof:
“(i)(A) a Borrowing Base Certificate and (B) a summary of the mark-to-market exposure for all Secured Interest Rate Obligations, in each case, accompanied by such supporting detail and documentation as shall be requested by Co-Collateral Agents, in their Permitted Discretion;”
Section 7.2 of the Credit Agreement, “Investments; Loans and Advances”, is hereby amended and modified by deleting subsection (p) in its entirety and inserting the following in lieu thereof:
“(p)    Investments arising out of the receipt by Borrowers or any of their respective Subsidiaries of promissory notes and non-cash consideration for the Disposition of assets permitted under Section 7.8; provided that (i) the aggregate amount of such Investments shall not exceed $100,000,000 in the aggregate and (ii) the non-cash consideration for any such Disposition shall not exceed 20% of the total consideration therefore; provided, further, the fair market value of any Replacement Assets received by Borrowers or any of their respective Subsidiaries in connection with a Disposition under Section 7.8(w) shall be deemed to be cash received at the closing of such Disposition;”
Section 7.3 of the Credit Agreement, “Indebtedness”, is hereby amended and modified

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by deleting subsection (i) in its entirety and inserting the following in lieu thereof:
“(i)    Indebtedness of Halla and its Subsidiaries in an amount not to exceed, when combined with all other outstanding Indebtedness of Halla and its Subsidiaries, $350,000,000 at any one time outstanding (inclusive of any Indebtedness outstanding on the Closing Date) plus any Indebtedness incurred by Halla and its Subsidiaries pursuant to Section 7.3(y);”
Section 7.3 of the Credit Agreement, “Indebtedness”, is hereby further amended and modified by deleting subsection (y) in its entirety and inserting the following in lieu thereof:
“(y)    Indebtedness in amount not in excess of $1,000,000,000 at any time outstanding (the “Incremental Term Loans”), provided that: (1) such Indebtedness shall not mature prior to the date that is six months following the Commitment Termination Date (except with respect to a bridge loan facility so long as the Credit Parties have received commitments for permanent financing (and provide evidence, reasonably satisfactory to Agent, of such commitments) in an aggregate amount greater than or equal to the amount required to repay such bridge loan facility in full in cash (after giving effect to any cash on hand used to repay such bridge loan facility)), (2) no Default shall have occurred and be continuing or would immediately result therefrom, (3) immediately after giving effect thereto, the Borrowers and their Restricted Subsidiaries shall be in compliance, on a Pro Forma basis after giving effect to the incurrence of such Indebtedness, with Section 7.10 (to the extent then applicable), (4) except in the case of guaranties by Excluded Subsidiaries and Foreign Subsidiaries of such Indebtedness of Foreign Subsidiaries, no Restricted Subsidiary shall guaranty any such Indebtedness unless such Restricted Subsidiary is also a Subsidiary Guarantor, and (5) the Co-Collateral Agents and Lenders shall subordinate the Liens on the Term Loan Priority Collateral to the Liens securing such Indebtedness, and the Liens securing such Indebtedness on Revolver Priority Collateral shall be subordinated to the Liens of the Co-Collateral Agents and Lenders on the Revolver Priority Collateral, in each case, pursuant to an Intercreditor Agreement.”
Section 7.7 of the Credit Agreement, “Liens”, is hereby amended and modified by deleting subsection (j) in its entirety and inserting the following in lieu thereof:
“(j)    subject to an Intercreditor Agreement, Liens to secure Indebtedness permitted under the Incremental Term Loan Documents, the Senior Notes and/or other Indebtedness permitted under Sections 7.3(n) and (l); provided, however, the aggregate principal amount of such secured Indebtedness shall not exceed $1,000,000,000 at any one time outstanding;”
Section 7.8 of the Credit Agreement, “Sale of Stock and Assets”, is hereby amended and modified by deleting subsection (w) in its entirety and inserting the following in lieu thereof:
“(w)    Dispositions of designated assets listed on Schedule 7.8(w); provided that the Borrowers shall deliver to Agent prior to such Disposition a

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Borrowing Base Certificate giving Pro Forma Effect to such Disposition evidencing that Excess Availability shall be equal to or greater than $50,000,000.”
(k)    the Credit Agreement is hereby amended and modified by deleting Schedule (7.8(w)), and attached the new Schedule (7.8(w)), as attached hereto as Exhibit A, in lieu thereof; and
(l)    the Credit Agreement is hereby amended and modified by (i) reducing the aggregate Commitments to $175,000,000 and (ii) deleting Annex C, “Commitments”, to the Credit Agreement in its entirety and inserting the new Annex C attached hereto as Exhibit B as an annex to the Credit Agreement.
Consent to the Equity Hedge Transaction. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, Agent and the Requisite Lenders hereby consent to the Equity Hedge Transaction.
Representations and Warranties. Each Credit Party represents and warrants as follows:
(a)    The execution, delivery and performance by each Credit Party of this Amendment are within such Person’s powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership action, and do not (i) require any consent or approval of any of the holders of the Stock of any Credit Party except for such consents and approvals which have been obtained and remain in full force and effect; (ii) contravene the charter, bylaws or partnership or operating agreement, as applicable, of any Credit Party; (iii) violate any material applicable law or regulation or any order or decree of any court or Governmental Authority; (iv) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, material lease, loan agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; or (v) result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents;
(b)    No authorization or approval of any Governmental Authority or other Person is required for the due execution, delivery or performance by any Credit Party of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, except authorizations or approvals that have been obtained and notices or filings that have been made;
(c)    This Amendment and each other document required hereunder to be delivered by any Credit Party has been duly executed and delivered by each such Person party thereto, and constitutes the legal, valid and binding obligation of each such Person, enforceable against such Person in accordance with the respective terms of such document, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether enforcement is being sought in equity or at law);

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(d)    The representations and warranties contained in Section 4 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects (with respect to any representation or warranty that is not otherwise qualified as to materiality) on and as of the date hereof as though made on and as of such date; provided, however, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date; and
(e)    Immediately after giving effect hereto, no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
Conditions Precedent to Effectiveness of this Amendment. This Amendment shall be effective as of the date first set forth above (the “Fifth Amendment Effective Date”) when Agent shall have received, in form and substance satisfactory to it, each of the following:
(a)    this Amendment, duly executed by the Borrowers, the other Credit Parties identified on the signature pages hereto, Agent, the Co-Collateral Agents and the Requisite Lenders;
(b)    an amendment fee (the “Amendment Fee”), for the pro rata benefit of the Lenders executing this Amendment, in an amount equal to 12.5 basis points of the Commitment held by the Lenders party hereto after giving effect to this Amendment;
(c)    reimbursement and payment of all of Agent’s costs and expenses incurred in connection with this Amendment in accordance with Section 12.3 of the Credit Agreement to the extent invoiced as of such date; and
(d)    the delivery of such other documents, instruments, and information as Agent may reasonably request.
Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment as set forth in Section 4 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement.
Costs, Expenses and Taxes. Subject to Section 12.3 of the Credit Agreement, the Borrowers agree, jointly and severally, to pay on demand all reasonable, out-of-pocket costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for Agent with respect thereto).
No Other Amendments. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, Co-Collateral Agent or the Lenders under the Credit Agreement, or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments and the consent set forth herein, the text of all other Loan Documents shall remain unchanged and in full force and effect and the Credit Parties hereby ratify and confirm their respective obligations thereunder. This Amendment shall

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not constitute a modification of the Credit Agreement or a course of dealing with Agent at variance with the Credit Agreement such as to require further notice by Agent to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Credit Parties acknowledge and expressly agree that the Agent, Co-Collateral Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (in each case as amended hereby).
Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
Final Agreement. This Amendment represents the final agreement between the Borrowers, the other Credit Parties, Agent, Co-Collateral Agents and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties. The Amendment shall constitute a Loan Document for all purposes.
Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CREDIT PARTIES:
VISTEON CORPORATION

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer
VC AVIATION SERVICES, LLC

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer
VISTEON ELECTRONICS CORPORATION

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer
VISTEON GLOBAL TECHNOLOGIES, INC.

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer
VISTEON GLOBAL TREASURY, INC.

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer

FIFTH AMENDMENT TO REVOLVING LOAN CREDIT AGREEMENT

VISTEON SYSTEMS, LLC

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer
VISTEON INTERNATIONAL BUSINESS DEVELOPMENT, INC.

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer
VISTEON INTERNATIONAL HOLDINGS, INC.

By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer
VISTEON EUROPEAN HOLDINGS, INC.
By:_/s/ Robert R. Krakowiak____
Name: Robert R. Krakowiak
Title: Vice President & Treasurer

FIFTH AMENDMENT TO REVOLVING LOAN CREDIT AGREEMENT

AGENTS AND LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent and Co-Collateral Agent
By: _/s/_Brian Janiak______________
Name: Brian Janiak
Title: Authorized Signatory
MORGAN STANLEY BANK, N.A., as a Lender and L/C Issuer
By: _/s/_Brian Janiak______________
Name: Brian Janiak
Title: Authorized Signatory

BANK OF AMERICA, N.A., as Co-Collateral Agent and a Lender
By: _/s/ John D. Whetstone_______
Name: John D. Whetstone
Title: Vice President

BARCLAYS Bank PLC, as a Lender
By: _/s/ Gregory Fishbein_________
Name: Gregory Fishbein
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA, as a Lender
By: _/s/ Kimberley Snyder ___
Name: Kimberley Snyder
Title: Director

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender f/k/a RZB FINANCE, LLC
By: _/s/ Christoph Hoedl_________
Name: Christoph Hoedl
Title: First Vice President
By: _/s/ Randall Abrams_________
Name: Randall Abrams
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: _/s/ David Kee________
Name: David Kee
Title: Managing Director

COMERICA BANK, as a Lender
By: _/s/ Jessica Migliore____
Name: Jessica Migliore
Title: Vice President

CITIBANK, N.A., as a Lender
By: _/s/ Jennifer Bagley______
Name: Jennifer Bagley
Title: Vice President

EXHIBIT A

Schedule (7.8(w))

1.
Disposition of assets related to an existing product line (including, without limitation, Stock of one or more Subsidiaries which hold such assets) with a value not exceeding $700,000,000 for consideration which may consist of primarily core Replacement Assets and/or cash, regardless of form, so long as such Disposition is an arm's length transaction on fair and reasonable terms.

2.	Disposition of assets of interiors product line to its Chinese Joint Venture partner consistent with MOU announced Nov 30, 2011.

EXHIBIT B